SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2003

CONNECTIVCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-70663	606-1529524
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

160 Raritan Center Parkway, Edison, NJ 08837

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 225-8910

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 1.    CHANGE OF CONTROL OF REGISTRANT

On December 5, 2003, ConnectivCorp (the "Company"), CTTV Merger Corp., and a wholly-owned subsidiary of the Company ("Majesco Acquisition"), and Majesco Sales Inc. ("Majesco") consummated a merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of November 10, 2003, as amended, (the "Merger Agreement"), among the Company, Majesco Acquisition and Majesco. Pursuant to the Merger Agreement, Majesco Acquisition merged with and into Majesco and as a result, Majesco was the surviving corporation and became a wholly-owned subsidiary of the Company. For accounting purposes this acquisition is being accounted for as a reverse merger with Majesco as the acquirer.

This Form 8-K/A amends the current report on Form 8-K dated December 5, 2003 to include the requirements of Item 7(a) Financial statements of business acquired and Item 7(b) Pro forma financial information.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of business acquired.

Included in this filing are the audited Consolidated Balance Sheets of Majesco as of October 31, 2003 and October 31, 2002 and the related Consolidated Statements of Operations, Shareholders' Deficiency and Cash Flows for each of the three years the period ended October 31, 2003.

(b)	Pro forma financial information.

Included in this filing are the unaudited Consolidated Pro Forma Financial Statements giving effect to the Merger. These unaudited consolidated pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions set forth in the notes to these financial statements which have been made solely for the purposes of developing this pro forma information. The unaudited Consolidated Pro Forma Financial Statements include the unaudited Combined Balance Sheets of the Company and Majesco as of October 31, 2003, assuming the Merger occurred on such date and the unaudited Pro Forma Consolidated Statements of Operations giving effect to the Merger by combining the results of operations of the Company for the period from January 1, 2003 to December 5, 2003 (unaudited) with the results of operations of Majesco for the year ended October 31, 2003, as if the Merger had occurred on November 1, 2002.

(c)	Exhibits

99.1	Financial Statements listed in Item 7(a) above.

99.2	Pro forma Financial Statements listed in Item 7(b) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTIVCORP

Date: February 17, 2004	By: /s/ Jesse Sutton
Name: Jesse Sutton
Title: President and Chief Executive Officer